      As filed with the Securities and Exchange Commission on May 30, 1996
                    Registration No. 333-___________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                  RADIUS INC.
             (Exact name of Registrant as specified in its charter)


        CALIFORNIA                                             68-0101300
 (State of incorporation)                                   (I.R.S. employer
                                                            identification no.)

                             215 Moffett Park Drive
                          Sunnyvale, California 94089
           (Address of principal executive office including zip code)

                                  RADIUS INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 Cherrie Fosco
                    Vice President and Corporate Controller
                                  Radius Inc.
                             215 Moffett Park Drive
                          Sunnyvale, California 94089
                                 (408) 541-6100
           (Name, address and telephone number of agent for service)

                                   COPIES TO:

                            Gordon K. Davidson, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE


                       Amount       Proposed             Proposed
Title of Securities    to be        Maximum Offering     Maximum Aggregate    Amount of
to be Registered       Registered   Price Per Share      Offering Price       Registration Fee
- ----------------------------------------------------------------------------------------------
Common Stock           850,000         $3.50(1)             $2,975,000        $1,025.87
- ----------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) based on the last sales price of the issuer's Common Stock on the Nasdaq National Market on May 28, 1996 solely for the purpose of calculating the amount of the registration fee.

The Index to Exhibits appears on sequentially numbered page 7.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1995;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

          (d) The Company's definitive Proxy Statement dated January 24, 1996, in connection with the Annual Meeting of shareholders of the Company held on February 21, 1995; and

          (e) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4    DESCRIPTION OF SECURITIES

          Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


          The provisions of Section 317 of the California Corporations Code,
Article V of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification to the fullest extent permitted by law for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended. In addition, Article IV of the Registrant's Articles of Incorporation provides that the liability of the Registrant's directors shall be eliminated to the fullest extent permissible under California law.

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
         The Registrant has entered into Indemnity Agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of the indemnification and liability limitations set forth in the Registrant's Articles of Incorporation and Bylaws.


         The Registrant currently carries a director and officer liability insurance policy with a per claim and annual aggregate coverage limit of $10,000,000. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons o f the Company pursuant to the foregoing provision, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8.  EXHIBITS

         4.01 Registrant's Sixth Amended and Restated Articles of Incorporation (previously filed as Exhibit 3.01 of Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1990, as filed on December 24, 1990.)

         4.02 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 4.02 of the Registrant's Registration Statement on Form S-8, filed on April 29, 1992 (File No. 33-47525)).

         4.03 1995 Stock Option Plan and related documents (previously filed as Exhibits 10.02 and 10.03 respectively to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as filed on December 29, 1995, File No. 33-35769.)

         5.01    Opinion of Fenwick & West LLP.

         23.01   Consent of Ernst & Young LLP, independent auditors.

         23.02   Consent of Fenwick & West LLP (included in Exhibit 5.01).

         24.01   Power of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a

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
                       fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to
                       the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


        (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on the 28th day of May, 1996.


                                           RADIUS INC.



                                           By:  /s/ Charles W. Berger
                                                --------------------------------
                                                    Charles W. Berger, President


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Charles W. Berger and Cherrie
L. Fosco, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or hers or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                          Title                     Date
- -------------------------------    ---------------------------      ------------

PRINCIPAL EXECUTIVE OFFICER:

/s/ Charles W. Berger              Chairman of the Board,           May 28, 1996
- ---------------------              Chief Executive Officer,
Charles W. Berger                  President and Chief
                                   Financial Officer

PRINCIPAL ACCOUNTING OFFICER:


/s/ Cherrie L. Fosco               Controller                       May 28, 1996
- --------------------
Cherrie L. Fosco



DIRECTORS:


/s/ Michael D. Boich               Director                         May 28, 1996
- --------------------
Michael D. Boich


/s/ Regis P. McKenna               Director                         May 28, 1996
- --------------------
Regis P. McKenna


/s/David B. Pratt                  Director                         May 28, 1996
- --------------------
David B. Pratt

                                 Exhibit Index
Document

          4.01    Registrant's Sixth Amended and Restated Articles of
                  Incorporation (previously filed as Exhibit 3.01 of
                  Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1990, as filed on December 24, 1990.)

          4.02 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 4.02 of the Registrant's Registration
                  Statement on Form S-8, filed on April 29, 1992 (File No.
                  33-47525)).

          4.03 1995 Stock Option Plan and related documents (previously filed as Exhibits 10.02 and 10.03 respectively to the Registrant's
                  Annual Report on Form 10-K for the fiscal year ended September
                  30, 1995, as filed on December 29, 1995, File No. 33-35769.)


          5.01    Opinion of Fenwick & West LLP.

          23.01   Consent of Ernst & Young LLP, independent auditors.

          23.02   Consent of Fenwick & West LLP (included in Exhibit 5.01).

          24.01   Power of Attorney (see page 6).

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